Exhibit 23.2

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in the Registration Statements of Cell Therapeutics, Inc. on Form S-3 (File No. 333-108926, 333-134126, 333-149980, 333-149981, 333-152171, 333-157376, 333-160969, 333-163479, and 333-161442) and Form S-8 (Nos. 333-152168, 333-158260, 333-162955 and 333-170044) of our report, which includes an explanatory paragraph as to the Company’s ability to continue as a going concern, dated February 16, 2011, with respect to our audit of the consolidated financial statements of Cell Therapeutics, Inc. as of December 31, 2010 and for the year then ended, and our report dated February 16, 2011 with respect to our audit of the effectiveness of internal control over financial reporting of Cell Therapeutics, Inc. as of December 31, 2010, which reports are included in this Annual Report on Form 10-K of Cell Therapeutics, Inc. for the year ended December 31, 2010.

/s/ Marcum LLP

San Francisco, CA

February 16, 2011